Exhibit 10.8

CENTRA INDUSTRIES, INC.

SECURED REVOLVER NOTE

U.S. $2,500,000.00	October 25, 2004

FOR VALUE RECEIVED, the undersigned, CENTRA INDUSTRIES, INC., a Delaware corporation (“Centra”) and MIDWEST CABLE COMMUNICATIONS OF ARKANSAS, INC., an Arkansas corporation (“Midwest” and together with Centra collectively referred to herein as the “Borrower”), promise to pay to the order of STANFORD VENTURE CAPITAL HOLDINGS, INC. (herein, together with any subsequent holder hereof, called the “Lender”) the principal sum of $2,500,000.00 or such lesser sum as may be the outstanding principal amount of this Revolver Loan on the date on which such outstanding principal amount becomes due and payable in strict accordance with the terms hereof.

This Note is secured by the Collateral as such term is defined in that certain Security Agreement dated as of the date hereof and entered into by and between Borrower and Lender, and Lender is and shall be entitled to all benefits thereof and of all Financing Documents executed and delivered in connection therewith. The provisions of the Security Agreement are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Security Agreement.

Borrower unconditionally promises to pay to Lender interest from and after October 1, 2004 on the outstanding principal amount of the Revolver Loan at the interest rate of Eight Percent (8%). The entire unpaid principal balance and all accrued interest on this Note shall be due and payable 12 months from the Effective Date.

All payments of principal and interest shall be made in United States Dollars in immediately available funds.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Security Agreement. Borrower agrees to pay, and save Lender harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising in connection with the enforcement by Lender of any of its rights under the Loan Documents.

All principal amounts of the Revolver Loan made by Lender to Borrower, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower in accordance with the terms of this Note and the Security Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Lender, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights and obligations of Lender and Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Florida. This Note is intended to take effect as an instrument under seal under Florida law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

CENTRA INDUSTRIES, INC.

By:
Name:	Sydney D. “Trip” Camper
Title:	President

MIDWEST CABLE COMMUNICATIONS OF ARKANSAS, INC.

By:
Name:	Sydney D. “Trip” Camper
Title:	President

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